Exhibit 99.1

AVANIR PHARMACEUTICALS PRE-ANNOUNCES PRELIMINARY

FISCAL 2012 FOURTH QUARTER RESULTS AND PROVIDES CLINICAL STUDY UPDATE

ALISO VIEJO, Calif., Nov. 27, 2012—Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today announced preliminary results for the quarter ended September 30, 2012.

Financial Update

Based on preliminary results for the fourth fiscal quarter ended September 30, 2012, Avanir estimates:

•	Gross revenue for NUEDEXTA® of $15.4 million, representing an increase of approximately 26% over the prior quarter

•	Total operating expenses, excluding cost of product sales and non-cash items such as share-based compensation, depreciation and amortization, between $21.7 to $22.2 million

•	More than 11,000 total prescriptions for the month of October 2012

•

Cash, cash equivalents and investments in securities totaling approximately $72.1 million, including cash and cash equivalents of approximately $69.8 million and restricted investments in securities of approximately $2.3 million

“We are delighted with the progress that we continue to make on a quarterly basis with our commercial efforts around NUEDEXTA,” said Keith Katkin, president and CEO of Avanir. “Additionally, the team continues to be cost conscious and I anticipate that we will report total year operating expenses, excluding cost of product sales and non-cash items such as share-based compensation, depreciation and amortization at the lower end of our $94 to $96 million guidance.”

Clinical Update

The company also announced that it has initiated the first-in-human Phase I clinical trial of AVP-786 (formerly known as deuterated dextromethorphan). The trial is designed to assess the single and multiple dose pharmacokinetics, safety and tolerability of AVP-786 administered to healthy subjects.

Approximately 40 subjects will be enrolled in this randomized crossover study to compare multiple dose levels of AVP-786 (alone and in combination with quinidine) with dextromethorphan/quinidine. The pharmacokinetic study of AVP-786 is expected to be completed in the first calendar quarter of 2013.

Joao Siffert, MD, senior vice president of R&D at Avanir, said, “Dosing of the first human subject with AVP-786 is an important milestone as we work to develop this next generation compound. One goal of this study is to assess if deuteration of dextromethorphan in AVP-786 confers metabolic properties similar to the combination of dextromethorphan with quinidine. We believe data from this study will be informative for the selection of one or more quinidine sparing formulations of AVP-786 to take forward into further clinical development.”

About AVP-786

The incorporation of deuterium into specific molecular positions of dextromethorphan, resulting in AVP-786, maintains the pharmacology of dextromethorphan and provides significantly enhanced resistance to CYP2D6 metabolism and improved plasma exposure in preclinical testing.

About NUEDEXTA

NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.

NUEDEXTA Important Safety Information

NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the underlying emotional state.

Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional lability that can commonly occur, for example, in Alzheimer’s disease and other dementias.

NUEDEXTA (dextromethorphan hydrobromide and quinidine sulfate) 20/10 mg capsules can interact with other medications causing significant changes in blood levels of those medications and/or NUEDEXTA which may lead to serious side effects. Adjust dose or use alternate treatment of the other medication when clinically indicated.

NUEDEXTA is contraindicated in patients concomitantly taking: QT-prolonging drugs metabolized by CYP2D6 (e.g., thioridazine and pimozide); monoamine oxidase inhibitors (MAOIs) within the preceding or following 14 days; other drugs containing quinidine, quinine, or mefloquine and in patients with a known hypersensitivity to these drugs or any of NUEDEXTA’s components. Discontinue use of NUEDEXTA if hepatitis, thrombocytopenia, serotonin syndrome or a hypersensitivity reaction occurs.

NUEDEXTA is contraindicated in patients with certain risk factors for arrhythmia: Prolonged QT interval; congenital long QT syndrome, history suggestive of torsades de pointes; heart failure; complete atrioventricular (AV) block or risk of AV block without an implanted pacemaker.

NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk for QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation should be conducted at baseline and 3-4 hours after the first dose. Risk factors include left ventricular hypertrophy or dystrophy or concomitant use of drugs that prolong QT interval or certain CYP3A4 inhibitors.

The most common adverse reactions are diarrhea, dizziness, cough, vomiting, asthenia, peripheral edema, urinary tract infection, influenza, increased gamma-glutamyltransferase, and flatulence. NUEDEXTA may cause dizziness. Precautions to reduce the risk of falls should be taken, particularly for patients with motor impairment affecting gait or a history of falls.

These are not all the risks from use of NUEDEXTA. Please refer to the accompanying full Prescribing Information or visit www.NUEDEXTA.com.

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about Avanir, please visit www.avanir.com.

AVANIR® and NUEDEXTA® are trademarks or registered trademarks of Avanir Pharmaceuticals, Inc. in the United States and other countries.

©2012 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avanir’s plans, potential opportunities, financial or other expectations, projections, goals objectives, milestones, strategies, market growth, timelines, legal matters, product pipeline, clinical studies, product development and the potential benefits of its commercialized products and products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with Avanir’s future operating performance and financial position, the market demand for and acceptance of Avanir’s products domestically and internationally, research, development and commercialization of new products domestically and internationally, obtaining and maintaining regulatory approvals domestically and internationally, including, but not limited to potential regulatory delays or rejections in the filing or acceptance of the Marketing Authorization Application, uncertainty regarding use of the data package which served as the basis for the U.S. FDA approval, uncertainty of the filing, risks associated with meeting the objectives of the study, including, but not limited to, delays or failures in enrollment, and the occurrence of adverse safety events, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Avanir Investor & Media Contact

Ian Clements, PhD

ir@avanir.com

+1 (949) 389-6700